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                                                                     Exhibit 3.2


                               CODE OF REGULATIONS

                                       OF

                           BLADE COMMUNICATIONS, INC.

                                    ARTICLE I

                             MEETING OF SHAREHOLDERS

            1. Annual Meeting. The Annual meeting of the shareholders of this Corporation shall be held on the second Tuesday in April of each year at 10:00 a.m., or if that day should be a legal holiday, then on the succeeding business day at the same hour unless another date in April or May is fixed by the vote of three directors in writing prior to the time notice is required to be given of such meeting.

            2. Special Meetings. Special meetings of the shareholders may be called at any time by the President or Vice President or a majority of the Board of Directors acting with or without a meeting, or the holder or holders of one-half (1/2) of all the shares outstanding and entitled to vote thereat.

            3. Place of Meetings. Meetings of shareholders shall be held at the offices of Blade Communications, Inc., in the City of Toledo, Ohio, or at such other place in the City of Toledo, Ohio, as shall be stated in the notice of such meeting, unless the Board of Directors, acting at a meeting or a majority of directors acting without a meeting, shall designate some other place within or without the State of Ohio and shall cause the notice thereof to so specify.

            4. Notice of Meetings. Unless waived, a written notice of such special meeting, stating the day, hour and place, and purposes of such meeting shall be given by personal delivery or by mail to each shareholder of record entitled to vote or entitled to notice, not more than thirty (30) days nor less than seven (7) days before the date of such meeting. If mailed, it shall be directed to a shareholder at the address as the same appears on the records of the Corporation.

            5. Waiver of Notice. My shareholder, either before or after any meeting, may waive any notice required to be given by law or under these regulations, and whenever all of the shareholders entitled to vote shall meet in person or by proxy and consent to hold a meeting, it shall be valid for all purposes without call or notice, and at such meeting any action may be taken. The attendance of any shareholder at a meeting, in person or by proxy, without protesting,
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prior to or at the commencement of the meeting, the lack of proper notice of such meeting, shall constitute a waiver of notice of such meeting by him.

            6. Quorum Adjournment. At any meeting of shareholders, the holders of shares entitling them to exercise a majority of the voting power of the corporation, present in person or by proxy, shall constitute a quorum for such meeting, provided, however, that no action required by law, the Articles of Incorporation, or these Regulations to be authorized or taken by the holders of the designated proportion of the shares of the corporation, may be authorized or taken by a lesser proportion. At any meeting at which a quorum is a present or represented, all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of such voting shares as are represented in person or by proxy.

            At any meeting, whether a quorum is present or not, the holders of a majority of the voting shares represented by shareholders present in person or by proxy may adjourn, from time to time, and from place to place, without notice, other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might be transacted at the meeting as originally notified or held.

            7. Proxies. Any shareholder of record entitled to vote or to give consent in writing may vote in person or exercise any other of his rights by proxy or proxies signed by such shareholder, which need not be sealed, witnessed or acknowledged.

            8. Voting. At any meeting of shareholders, each shareholder of the Corporation shall, except as otherwise provided by law or by the Articles of Incorporation, or by these Regulations, be entitled to one (1) vote in person or by proxy, for each share of the Corporation registered in his name on the books of the Corporation.

            9. Action Without Meeting. Any action which may be taken at any meeting of shareholders may be taken without a meeting if authorized in writing by all the holders of shares who would be entitled to notice of the meeting.

                                   ARTICLE II

                                  CERTIFICATES

            1. Certificates. Certificates evidencing the ownership of shares of the Corporation shall be issued to those entitled to them by transfer or otherwise. Each certificate


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for shares shall bear a distinguishing number, the signature of the Chairman of the Board of Directors, the President or one of the Vice Presidents, and of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and if a seal is adopted, the seal of the Corporation (but failure to affix the seal shall not invalidate the certificate if properly signed) and such recitals as may be required by law.

            2. Transfer. Such certificates for shares shall be transferable in person or by attorney, but, except as hereinafter provided in the case of lost, mutilated or destroyed certificates, no transfer of shares shall be entered on the records of the Corporation until the previous certificates, if any, issued for the same shall have been surrendered and cancelled.

            3. Lost, Mutilated or Destroyed Certificates. If any certificates for shares are lost, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof, on such terms and conditions as it may deem advisable. The Board of Directors, in its discretion, may refuse to issue such new certificate until the Corporation has been indemnified to its satisfaction.

                                   ARTICLE III

                                    DIRECTORS

            1. General Powers. Except where the law, the Articles of Incorporation, or these Regulations require action to be authorized or taken by the shareholders, all of the authority of the Corporation shall be exercised by its Board of Directors.

            2. Number of Directors. Until changed in accordance with the provisions of this section, the number of directors of this Corporation, none of whom need be officers (except for the Co-Chairmen of the board) or shareholders, shall be nine (9). The number of directors may be fixed or changed by resolution at any annual meeting or at any special meeting of shareholders called for that purpose, adopted by the vote of the holders of shares, present in person or by proxy, entitling them to exercise a majority of the voting power on such proposal, but no reduction shall have the effect of removing any director prior to the expiration of his term of office.

            3. Election of Directors. Directors shall be elected at the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. At any meeting of shareholders called for that purpose, the entire Board of Directors or any individual director may


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be removed from office, with or without assignment of cause, by the vote of a majority of the shares entitled to vote at an election of directors; provided however, an individual director shall not be removed in the event votes of a sufficient number of shares are cast against the resolution of his removal, which if cumulatively voted at an election of the entire Board would be sufficient to elect at least one director, or except as otherwise provided in these Regulations.

            4. Term of Office. Directors shall hold office until the annual meeting next succeeding their election, or until their successors are elected and qualified.

            5. Vacancies. Unless a vacancy on the board is filled by the shareholders within fifteen (15) days after the event occurs, the Board of Directors may, by a majority vote of the remaining directors, fill such vacancy. Shareholders entitled to elect directors shall have the right to fill any vacancy on the Board of Directors (whether the same has been temporarily filled by the remaining directors or, not) at any meeting of the shareholders called for that purpose, and any directors elected at such meeting of shareholders shall serve until the next annual election of directors or until their successors are elected and qualified.

            6. Meetings of Board. A meeting of the Board of Directors shall be held immediately following the adjournment of each shareholders' meeting, at which directors are elected, and notice of such meeting need not be given.

            The Board of Directors may, by resolution, provide for other meetings of the Board. Special meetings of the Board may be held at any time upon call of the Chairmen of the Board, the President, or of the Vice President or a majority of the Board of Directors, authorized to exercise the authority of the President in his absence, death or disability.

            Notices of any special meeting of the Board of Directors shall be mailed to each director, addressed to him at his residence or usual place of business, or be delivered personally or sent by telegram or cablegram, at least five (5) days, excluding Sundays and legal holidays, before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting, but need not state the purpose thereof. Notice of any meeting of the Board need not be given to any director, however, if waived by him in writing, or by telegram or cablegram, whether before or after such meeting be held, or if he is present at such meeting, and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat.


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            All meetings of the Board shall be held at the principal office of the corporation, or at such other place, within or without the State of Ohio, as the Board of Directors may determine, from time to time, and as may be specified in the notice of the meeting.

            7. Quorum. A majority of the board of Directors shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn, the meeting, without notice other than by announcement at the meeting of the time and place to which it is adjourned, until a quorum shall be present. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the Board unless the act of a greater number is required by these Regulations.

            8. Committee. The Board of Directors may from time to time create or appoint an Executive Committee and nay other committee or committees of the board, to consist of non less than three (3) directors, and to the extend permitted by law, may delegate to any such committee any of the authority of the Board, however conferred, other than that of filing vacancies in the Board or in any committee of the Board. The directors may appoint one or more directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the board, shall act only in the intervals between the meetings of the Board, and shall be subject to the control and direction of the Board.

            9. By-Laws. For the government of its action, the Board of Directors may adopt by-laws consistent with the Articles of incorporation and these Regulations.

            10. Action Without Meeting. Any action which could be taken by the board of Directors, or any committee, at a duly called meeting of the directors or such committee may be taken without such a meeting if, prior to or subsequent to such action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board or committee. Such consent shall have the same effect as the unanimous vote of the Board or committee for all purposes and may be stated as such in any certification required to be given in connection therewith.

            11. Meetings by Telephone. One or more of the Directors may participate in any regular or special meeting of the Board of Directors, or of any committee of the Board of Directors, through any communications equipment if all persons participating in the meeting are


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able to hear each other. Participation in a meeting pursuant to this section of these Regulations shall constitute presence at such meeting.

                                   ARTICLE IV
                                    OFFICERS

            1. General Provisions. The officers of the Corporation shall consist of two Co-Chairmen of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer, each of whom shall be elected or appointed by the Board of Directors. The Board of Directors may from time to time create such other offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The Co-Chairmen of the Board shall be, but the other officers need not be, chosen from among the members of the Board of Directors. Any two or more offices may be held by the same person, except the offices of president and secretary, but no officers shall execute, acknowledge or verify any instrument in more than one capacity.

            2. Term of Office. The officers of the Corporation shall hold office during the pleasure of the Board of Directors, and, unless sooner removed by the Board of Directors, until their successors be elected and qualified. The Board of Directors may remove any officer at any time, with or without cause, by a majority vote. A vacancy in any office, occurring for whatever reason, shall be filled by the Board of Directors. Compensation, including pension, disability and death benefits, of officers may be fixed by the Directors or by any committee or by an officer or officers to whom such authority shall be delegated by the Directors.

                                    ARTICLE V

                               DUTIES OF OFFICERS

            1. Co-Chairmen of the Board. The Co-Chairmen of the Board shall be the chief executive officers of the Corporation and they shall divide the duties of the office of the chief executive officer between them as they may jointly determine. In the event of the demise, disability, resignation or refusal to act of one of the two Co-Chairmen the authority and responsibilities of the chief executive officer shall devolve on the other Co-Chairman, unless and until the Board of Directors determines otherwise. In the event of the demise, resignation, disability or refusal to act of both of the Co-Chairmen the authority and responsibilities of the chief executive officer shall devolve on the President, unless and until the Board of Directors determines otherwise. In addition to the duties and responsibilities commonly associated with


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the office of chief executive officer, one or the other of the Co-Chairmen of the board shall preside at all meetings of the Board of Directors and the shareholders.

            2. President. The President shall be the chief operating officer and, as such, have general supervision of the affairs of the Corporation, he shall sign or countersign all certificates, contracts or other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall perform any and all other duties as are incident to his office or are properly required of him by the Board of Directors. In the absence, inability, or refusal to serve of the Co-Chairmen of the Board, he shall preside at all meetings of shareholders and the Board of Directors.

            3. Vice President. The Vice President or Vice Presidents shall perform such duties as are conferred upon him or them by the Board of Directors, the Co-Chairmen of the Board, or the President. At the request of the Board of Directors, the Co-Chairmen of the Board, or the President, or in case of the absence or disability of the President, the Vice President, or if more than one, one of the Vice Presidents in order of their seniority, shall perform all the duties of the President and, when so acting, shall have all the powers of the President.

            4. Secretary. The Secretary shall keep the minutes of all proceedings of the shareholders and directors of this corporation and make proper record of same, which shall be attested by him. He shall keep such books as may be required by the Board of Directors, shall act as Secretary of all shareholders meetings, shall have charge of the stock books of the Corporation, shall issue and sign all certificates of stock and shall perform such other duties as may be required of him by the shareholders or directors.

            5. Treasurer. The Treasurer shall have custody of all moneys and securities of the Corporation and shall bond, in such sum and with such sureties as the directors may require, conditioned on the faithful performance of the duties of his office. He shall keep, or cause to be kept, regular books of account and shall submit them, together with his vouchers, receipts, records and other papers, to the directors for their examination and approval as often as they may require; and shall perform all such other duties as are incident to his office.

            6. Assistant Officers. Assistant officers shall hold office during the pleasure of the Board of Directors and shall act as Assistants to, and under the direction of, their superior officers, and shall be vested with all the powers and be required to perform any of the duties of their superior officers in their absence, and they shall perform such other and further duties as may from time to time be required of them by the Board of Directors.


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                                   ARTICLE VI

                        COMMON DIRECTORSHIPS OR INTEREST

            1. Effect of Common Directorships and Directors' Personal Interests. No officer, director or shareholder of the Corporation shall be disqualified by his office, membership or stock ownership from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or in any other similar or dissimilar capacity; nor shall any transaction, contract or act of the Corporation be void or voidable or in any way affected or invalidated by reason of the fact that any such officer, director or shareholder or the Corporation, any firm of which he may be a member, or any other corporation or affiliate or subsidiary of which he may be an officer, director or shareholder, is in any way interested in such transaction, contract or act, provided the transaction is fair to the Corporation at the time the interest of such officer, director or shareholder is disclosed to or known by the Board of Directors of the Corporation, or of the shareholder as the case may be, or such members thereof as shall be present at any meeting at which action is taken upon any such transaction, contract or act and such transaction is authorized either by the affirmative vote of a majority of such disinterested directors, even though such disinterested directors be less than a quorum; or by the affirmative vote of the holder of shares entitling them to exercise a majority of the voting power of the Corporation not held by person interested in the contract or transaction. Neither shall such officer, director or shareholder be accountable or otherwise responsible to the Corporation for or in connection with any such transaction, contract or act, or for any gains or profits realized by him by reason of the fact that he, any firm of which he is a member, or any corporation or affiliate or subsidiary of which he is an officer, director, or shareholder, is interested in any such transaction, contract or act. Any such officer, director or shareholder, if he is a director, may be counted in determining the existence of a quorum at any meeting of the Board of Directors or of the shareholders of the Corporation which shall authorize or take action upon any such transaction, contract or act.

                                   ARTICLE VII

              INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

            The Corporation shall indemnify or agree to indemnify, to the fullest extent now or hereafter permitted by law, a director, officer or salaried employee, or a former director, officer, agent or salaried employee or any person who is serving or has served at the request of the Corporation as a director, officer or salaried employee of any other corporation, joint venture, or other enterprise, or as a trustee of any trust, against costs and expenses reasonably incurred by


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or imposed upon him, judgments, decrees, fines, penalties or amounts paid in settlement or in connection with the defense of any pending, concluded, or threatened action, suit or proceeding, criminal, civil, administrative, investigative, or otherwise, to which he is or may be made a party by reason of being or having been such director, officer, employee or trustees provides that, a determination is made (a) that he was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his duty to the Corporation or other entity of which he is a director, officer, employee or trustee, (b) that he acted in good faith in what he reasonably believed to be in or not opposed to the best interests of the Corporation, or other entity, (c) that, in any matter the subject of a criminal action, suit or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nodo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Any such determination shall be made, and any action authorizing such indemnification shall be taken, by the directors of the Corporation acting at a meeting at which a quorum of directors who are and were not parties to or threatened with such action, suit or proceeding is present. Any director who is a party to or threatened with such action, suit, or proceeding shall not be qualified to vote respecting such determination or action, and if for this reason a quorum of directors cannot be obtained for such vote, such determination shall be made by any of the following procedures: (1) by a written opinion of independent counsel, (2) by resolution adopted by a majority of a committee of stockholders or directors who have not incurred such expenses, appointed by the Board of Directors, or (3), by the affirmative vote at a meeting held for such purpose of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such matters, or by a written consent of the holders of shares entitling them to exercise two-thirds (2/3) of the voting power on such matters (whether or not such shareholders are personally interested in the determination).

            Upon any such determination by the Board of Directors, or by any one of the other foregoing procedures, that the conditions set forth in clauses (a),
(b), and (c), of this article have been fulfilled, such indemnity shall. be binding upon the Corporation and shall be made without further action of the directors.

            Indemnification under this article shall not be deemed exclusive of any other rights to which such director, officer, employee, or trustee may be entitled under the Article of


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Incorporation, the Regulations of the Corporation, any agreement, vote of shareholders, or as a matter of law.

                                  ARTICLE VIII

                                   FISCAL YEAR

            The fiscal year of the Corporation shall be the calendar year unless changed by appropriate action by the Board of Directors.

                                   ARTICLE IX

                                      PROXY

            Subject to the terms and provisions of ARTICLE FOURTH of said Amended Articles of Incorporation of the Corporation, at any meeting of shareholders, annual or special, any shareholder of record may be represented and vote by proxy or proxies, evidenced by an instrument in writing, but such written proxy must be first filed with the Secretary of the Corporation before the person authorized can vote thereunder.

            No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the shareholder executing it shall have specified therein the length of time it shall continue in force.

                                    ARTICLE X

                                      SEAL

            The seal of the Corporation shall be circular, and shall contain the words "Blade Communications, Inc., Toledo, Ohio 1876", around its outer circle, and the words "Corporate Seal" inscribed within.

                                   ARTICLE XI

                                   AMENDMENTS

            The holders of the shares of the Voting Common Stock of the Corporation, at any annual or special meeting held for such purpose, may amend this Code of Regulations or may adopt new regulations by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation; and the regulations may be amended, or new


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regulations may be adopted, without a meeting by the written consent of the holders of the voting shares entitling them to exercise the same two-thirds of such voting power.

            In addition, whenever the holders of shares of any particular class, that is, either the voting or non-voting common shares, are entitled to vote as a class on the adoption of an amendment to Article XIV of these regulations, such amendment in order to be adopted must receive the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of such class.

                                   ARTICLE XII

                                 NO MODIFICATION

            No provision of this Code of Regulations is intended to, and it shall not, limit or modify in any way any term or provision of ARTICLE FOURTH of the Amended Articles of Incorporation of this Corporation.

                                  ARTICLE XIII

                                ORDER OF BUSINESS

            Unless changed by a majority vote, at all shareholders' meetings, the order of business shall be as follows:

            1.    Reading of minutes.

            2.    Reading of reports and statements.

            3.    Unfinished business.

            4.    Election of directors.

            5.    Hew or miscellaneous business.

                                   ARTICLE XIV

                       RESTRICTIONS ON TRANSFER OF SHARES

            1. Transfer of Stock. Transfer of stock shall be made only on the books of the Corporation and must be accompanied by the surrender of the certificate properly assigned


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evidencing the stock as transferred. Certificates so surrendered shall be cancelled and attached to the stub corresponding thereto in the Stock Certificate Book.

            2. Restrictions on Transfers of Shares. No present or future shareholder of the Corporation or his, her or its executors, administrators, personal representatives, assigns, transferees, or the purchaser of any shares of the common stock of the Corporation sold on execution or at any judicial sale shall encumber or dispose of the common stock of the Corporation which he, she, or it now owns or may hereafter acquire, except as follows:

            (a) Any shareholder may transfer any part or all of such stock by testate direction or intestate distribution at the time of his or her death to, or in trust for the benefit of, any person or persons, or by gift to, or in trust for the benefit of, himself, herself, his or her spouse, his or her parent, or any descendant of him or her.

            (b) Any corporate shareholder may transfer all or part of its stock to a resultant or acquiring corporation in the event of a merger or consolidation with or into such other corporation, or. in case substantially all of its assets shall be transferred to an acquiring corporation.

            (c) Any corporate shareholder may transfer all or part of its stock to its then existing bona fide shareholders as part of a plan of corporate reorganization; a spin-off, split-off or split-up; or a plan of partial or complete liquidation or other similar plans of corporate reorganization or liquidation.

            (d) Any shareholder ("Offering Shareholder") who desires to sell, pledge or otherwise encumber or dispose of all or any part of such stock in a manner other than described in paragraphs (a) to (c) above shall give written notice by certified mail, with return receipt requested, to the Secretary of the Corporation (who shall thereupon immediately notify all the directors of the Corporation writing) of his, her or its desire to sell and dispose of the same, which notice shall offer such stock for sale and state the price per share at which he, she or it offers such stock for sale (the "Offer").

                  (1) Within thirty (30) days after the receipt of the Offer, the Corporation may at its option, elect to purchase all (if the Offering Shareholder is an individual) or any part of the shares being


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                        offered by giving notice by certified tail to such
                        Offering Shareholder and that portion of the stock so offered to be sold shall be sold and transferred to the Corporation within ten (10) days from the date the Offer to purchase is accepted by the Corporation, as aforesaid, provided the purchase price is paid in full within the same period.

                  (2) Any such stock which the Corporation does not elect to purchase, as aforesaid, shall then be offered by the Offering Shareholder to those other shareholders of the same class of stock of the Corporation as is being offered and who share the same common ancestor, i.e. either Paul Block, Jr. or William Block, including such ancestor (the "Related Shareholders"), upon the terms and at the price specified in the Offer. The Offer to the related Shareholders shall be in such proportion as the respective stock ownership of the same class of each such Related Shareholder shall bear to the aggregate stock of the same class of stock of the Corporation owned by all the Related Shareholders. Such Related Shareholders shall have the same thirty (30) day period after receipt of the Offer within which to elect to purchase and the same ten (10) day period within which to complete the purchase, and each such Related Shareholder may purchase all or such portion of his, her or its proportionate part of such offered stock as he, she or it may desire.

                  (3) And such stock which the Related Shareholders do not elect to purchase, as aforesaid, shall then be offered by the Offering Shareholder to those other common shareholders of the Corporation who share the same common ancestor, including such ancestor, upon the terms and at the price specified in the Offer. The Offer to the Related Shareholders of the Corporation shall be in such proportion as the respective stock ownership of each such Related Shareholder shall bear to the aggregate common stock of the Corporation owned by all the Related Shareholders. Such Related Shareholders shall have the same thirty (30) day period after receipt of the offer within which to elect to purchase and the


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                        same ten (10) day period within which to complete the
                        purchase, and each such Related Shareholder may purchase all or such portion of his, her or its proportionate part of such offered stock as he, she or it may desire.

                  (4) Any such stock which the Related Shareholders do not elect to purchase, as aforesaid, shall then be offered by the Offering Shareholder to those other Shareholders of the same class of stock of the Corporation as is being offered and who do not share the same common ancestor, including such ancestor (the "Other Related Shareholders") upon the terms and at the price specified in the Offer. The Offer to the Other Related Shareholders of the Corporation shall be in such proportion as the respective stock ownership of the same class of each such Other Related Shareholder shall bear to the aggregate stock of the same class of the Corporation owned by all the Other Related Shareholders. Such Other Related Shareholders shall have the same thirty (30) day period after receipt of the Offer within which to elect to purchase and the same ten (10) day period within which to complete the purchase, and each such Other Related Shareholder may purchase all or such portion of his, her or its proportionate part of such offered stock as he, she or it nay desire.

                  (5) Any such stock which the Other Related Shareholders do not elect to purchase, as aforesaid, shall then be offered by the Offering Shareholder to those other common shareholders of the Corporation who do not share the same common ancestor, including such ancestor, upon the terms and at the price specified in the offer. The Offer to the Other Related Shareholders of the Corporation shall be in such proportion as the respective stock ownership of each such Other Related Shareholder shall bear to the aggregate common stock of the Corporation owned by all the Other Related Shareholders. Such Other Related Shareholders shall have the same thirty (30) day period after receipt of the Offer within which to elect to purchase and the same ten
                        (10) day period within which to complete the purchase and each such Other


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
                        Related Shareholder may purchase all or such portion of his, her or its proportionate part of such offered stock as he, she or it may desire.

                  (6) Any such stock which the Other Related Shareholders of the Corporation do not elect to purchase shall then be offered by the Offering Shareholder to those other common shareholders of the Corporation, irrespective of ancestry, upon the terms and at the price specified in the Offer. The Offer to the other common shareholders shall be in such proportion as the respective common stock ownership of each such other shareholder shall bear to the outstanding common stock of the Corporation, excluding therefrom the stock then owned by the Offering Shareholder and by the shareholders declining to purchase his, her or its full proportionate share of the stock then being offered for sale. Each other shareholder shall have fifteen (15) day period after receipt of the Offer within which to elect to purchase and the same ten (10) day period within which to complete the purchase and each such other shareholder may purchase all or such proportion of his, her or its proportionate part of such offered stock as he, she or it may desire.

                  (7) Any shareholder, whether a Related Shareholder, Other Related Shareholder, or shareholder, may elect in his, her or its acceptance to purchase, in addition to the shares initially offered to him, her or it, the balance (or the balance up to a maximum number stated by the offeree) of any shares being offered to other offerees which are not accepted by such offerees. If more than one offeree elects to make an additional acceptance, their elective purchases thereunder shall be (up to any stated maximum) in proportion to the total number of other offerees making such election.

                  (8) Any shares of such stock which is, not purchased by the Corporation or the shareholders as above provided may be sold to such person, firm, association or corporation as the Offering Shareholder may desire for a period ending on the one hundred twentieth (120th) day after the expiration of the aforesaid fifteen

                        (15) day period, at the same price, in the same quantity, and upon the same or more favorable (to the Offering Shareholder) terms and conditions as those upon which it was offered to the Corporation and such shareholders. Upon the expiration of such one hundred twentieth (120th) day period, if such Offering Shareholder does not sell all of such stock, then such shareholder shall not then again reoffer such stock until one hundred and ninety (190) days have elapsed after the expiration of the aforesaid one hundred twenty
                        (120) day period. Such reoffering shall be on the same terms and conditions as set forth in this Section.

            (e) Before any shares of issued stock subsequently reacquired by the Corporation, or any additional shares of common stock or securities convertible into stock of the Corporation which subsequently may be authorized by the Corporation, are otherwise offered for sale or disposed of, they shall first be offered for sale at the issue price, or if to be disposed of otherwise than for cash, on the terms of such proposed disposition to the holders of the common stock then outstanding in proportion to their holdings. If one or more of such shareholders shall not accept such offer in writing within five (5) days from the date of his, her or its receipt thereof, the stock or other securities not so accepted shall be offered for sale at the issue price, or if to be disposed of otherwise than for cash, on the terms of such proposed disposition to the remaining holders of common stock in proportion to the number of shares thereof held. If one or more of such remaining shareholders shall not accept such offer in writing within five (5) days from the date of his, her or its receipt thereof, there shall be no further restriction as to the person or persons to whom the stock or other securities not so accepted may be sold; provided, that such stock or other securities shall not be sold below the issue price (underwriting or brokerage commission excepted). or, if to be disposed of otherwise than for cash, on terms less favorable than those on which such stock or other securities were offered to the holders of common stock in accordance with the terms of this paragraph; and provided, further, that any such stock or other securities no so sold within a period of one hundred twenty (120) days from the expiration of the five (5) day period last above referred to or within a period of one hundred twenty (120) days from the date such stock or other securities may be permitted to be sold to the public under the rules and regulations of the appropriate state securities commissions and/or the Securities and Exchange Commission, shall not thereafter be sold or disposed of except in compliance with the provisions of this Section.

            (f) For purposes of this Article, if the Offering Shareholder is either the spouse, or transferee, or both, of a shareholder, then "sharing the same common ancestor" shall be determined by reference to such shareholder or his or her transferring or devising shareholder.

            (g) Any and all shares of common stock of the Corporation whether heretofore or hereafter issued, shall have stamped, printed, or legibly written thereon an appropriate legend-giving notice of the provisions of this Section as follows:

                        "No shareholder may encumber or dispose of his common stock except (1) by certain transfers to family members, executors, administrators, or to corporate successors or assigns under certain circumstances, and (2) by sale if such shareholder first offers the shares to the Corporation or under certain circumstances to the other shareholders, on the same terms as such shareholder can sell to a bona fide prospective purchaser. The complete terms of this restriction are contained in Article XIV of the Code of Regulations of Blade Communications, Inc. duly adopted, and as the same may be amended from time to time, which are on file at the office of the Corporation. On receipt of a written request therefor, the Corporation will within five (5) days mail a copy thereof to any shareholder without charge."


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